UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 25, 2010, the Board of Directors (the “Board”) of SolarWinds, Inc. (the “Company”) appointed Mark Bonham as a member of the Board to fill the vacancy created by the resignation of Bob L. Martin, a Class II director, and appointed Mr. Bonham as the chairman of the Nominating and Governance Committee. The Board has designated Mr. Bonham as a Class II director to stand for election at the Company’s 2011 annual meeting of stockholders. The Board determined that Mr. Bonham qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Mr. Bonham participates in the Company’s Director Compensation Plan for non-employee directors, which was amended on February 25, 2010, as further described below under the caption “Director Compensation Plan” in this Form 8-K. Pursuant to the amended plan, Mr. Bonham received an initial equity grant on February 25, 2010 consisting of (i) an option to purchase 16,908 shares of the Company’s common stock and (ii) 3,180 restricted stock units. He is also eligible to receive the annual equity grant on the date of the Company’s 2011 annual stockholder meeting and the annual retainer and Nominating and Governance Committee chair retainer effective immediately.

Resignation of Director

On February 25, 2010, John D. Thornton resigned from the Board. Mr. Thornton was a Class II director whose term would otherwise have expired at the Company’s 2011 annual meeting of stockholders. Mr. Thornton was a member of the Nominating and Governance Committee. Mr. Thornton’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Compensation Plan

On February 25, 2010, the Board approved an amendment to the Company’s Director Compensation Plan effective immediately. Pursuant to the amended plan, all non-employee directors, including those affiliated with the Company’s major stockholders, are entitled to the following compensation:

Annual retainer	$50,000
Lead director retainer	$15,000
Audit Committee chair retainer	$24,000
Compensation Committee chair retainer	$10,000
Nominating and Governance Committee chair retainer	$7,500
Audit Committee member retainer	$12,000
Compensation Committee member retainer	$5,000
Nominating and Governance Committee member retainer	$3,750
Initial equity grant	$240,000 value (75% stock options and 25% restricted stock units) (1)(2)
Annual equity grant	$120,000 (75% stock options and 25% restricted stock units) (1)(3)

(1)	Value of the stock options to be determined as of the date of grant using the Black-Scholes option-pricing model. All options granted shall have an exercise price equal to the closing price per share of the Company’s common stock on the date of grant.
(2)	Grant is awarded on or about the date on which such person first becomes a non-employee director. One-third of each stock option will vest on the first anniversary of the vesting commencement date, with the remainder vesting ratably over the next 24 months, subject to continued service through each applicable date. One-third of each restricted stock unit will vest on each of the first three anniversaries of the vesting commencement date, subject to continued service through each applicable date.

(3)	Grant is awarded on each date of the Company’s annual meeting of the stockholders if, as of such date, a director has served on the Board for at least the preceding six (6) months. Each equity award will fully vest on the earlier of the date of the next year’s annual stockholder meeting and December 31 of the calendar year following the calendar year in which the award is granted, subject to continued service through the applicable date.

Each of the above retainers is paid on a quarterly basis subject to the director’s continued service through the payment date.

2010 Executive Compensation

Base Salaries. On February 24, 2010, the Compensation Committee of the Board (the “Committee”) approved changes to the base salary for certain of the Company’s named executive officers to be effective on April 1, 2010 as follows:

Named Executive Officer	Title	2009 Salary	2010 Salary
Douglas G. Hibberd	Senior Vice President, Engineering	$250,000	$265,000
Rita J. Selvaggi	Senior Vice President, Marketing	$250,000	$265,000

2010 Executive Bonus Plan. On February 25, 2010, the Committee also approved the 2010 Executive Bonus Plan (the “Bonus Plan”), which sets forth the payout criteria and target bonus amounts for the Company’s executive officers. Under the 2010 Executive Bonus Plan, participants are required to achieve a minimum of 85% of the quarterly revenue target to be eligible for a bonus. For each additional percentage point of the quarterly revenue target achieved between 85% and 100%, the executive officer earns 6.67% of the quarterly target bonus. In addition, the executive officer group is eligible for an “excess bonus” to the extent that any quarterly revenue target and the annual revenue target are exceeded. If a quarterly revenue target is exceeded, 5% of the excess revenue will be placed into a bonus pool to be distributed among the executive officer group at the end of the fiscal year, so long as the annual revenue target is met or exceeded. Deductions will be made from the bonus pool to the extent that actual operating expenses exceed budgeted operating expenses for the quarter. The bonus pool will be reduced by 5% of the excess of actual operating expenses, excluding those expenses associated with the revenue in excess of the target, over budgeted operating expenses. This deduction will be limited to 50% of the total quarterly bonus pool resulting from excess revenue. This excess bonus pool has no maximum amount.

The target bonus levels for Michael S. Bennett, Kevin B. Thompson and Michael J. Berry were approved on February 2, 2010 to be effective as of March 1, 2010, as previously disclosed in the Company’s Form 8-K filed on February 8, 2010. Effective April 1, 2010, the Committee approved 2010 target bonus levels for the remaining named executive officers as follows:

Named Executive Officer	Title (as of April 1, 2010)	2010 Target Bonus
Douglas G. Hibberd	Senior Vice President, Engineering	$140,000
Rita J. Selvaggi	Senior Vice President, Marketing	$140,000
Kenny L. Van Zant	Chief Product Strategist	$125,000

2010 Long-Term Incentives. On February 25, 2010, the Committee approved the annual grant of equity-based incentives to the Company’s principal executive officer and principal financial officer (each as of March 1, 2010) and certain of the Company’s named executive officers as follows:

Executive Officer	Stock Options(1)	Restricted Stock Units(2)
Kevin B. Thompson	64,800	37,100
Michael J. Berry	—	18,000
Douglas G. Hibberd	32,400	18,500
Rita J. Selvaggi	32,400	18,500

(1)	All options granted have an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. One-fourth of each stock option will vest on the first anniversary of the date of grant, with the remainder vesting ratably over the next 36 months, subject to continued service through each applicable date.
(2)	Represents the right to receive one share of the Company’s common stock per restricted stock unit. One-fourth of the restricted stock units will vest on the each of the first four anniversaries of the date of grant, subject to continued service through each applicable date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: March 2, 2010	By:	/s/ Kevin B. Thompson
Kevin B. Thompson President and Chief Executive Officer